SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                         FOOD LION, INC.

       (Exact name of issuer as specified in its charter)

NORTH CAROLINA                            56-0660192
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)            Identification Number)

     P.O. Box 1330
     2110 Executive Drive
     Salisbury, NC                                28145-1330
     (Address of principal executive offices)         (Zip Code)

        1996 EMPLOYEE STOCK INCENTIVE PLAN OF FOOD LION, INC.
                    (Full title of the plan)



                          Dan A. Boone
                    Vice President-Finance
                         Food Lion, Inc.
                          P.O. Box 1330
                      2110 Executive Drive
                    Salisbury, NC 28145-1330
                          (704)633-8250

    (Name, address and telephone number, including area code,
                      of agent for service)











                 CALCULATION OF REGISTRATION FEE


                                     Proposed     Proposed
Title of                             maximum      maximum
securities          Amount           offering     aggregate      Amount of
to be               to be            price        offering       registration
registered          registered       per share(1) price(1)       fee
Class A Common
Stock, $.50 par     7,000,000 shs(2)  $7.34375     $51,406,250    $17,726
value per share


(1)  Pursuant to Rule 457(c), based on the average of the high and low prices of the registrant's Class A Common Stock on May 13, 1996 as reported on the NASDAQ National Market System.
(2)  Section 4 of the 1996 Employee Stock Incentive Plan of Food
     Lion, Inc. (the "Plan")  authorized the issuance of up to
     10,000,000 shares of Class A Common Stock.  The Plan   is an
     amendment to and restatement of the 1991 Employee Stock Option
     Plan of Food   Lion, Inc. (the "1991 Plan"). Food Lion, Inc. (the
    "Company") filed a Registration Statement on July 21, 1992 to register 3,000,000 of Class A Common Stock under the 1991 Plan.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item #3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a)  The Annual Report on Form 10-K of Food Lion, Inc. (the
     "Company") for the  year ended December 30, 1995.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 23,1996.

     (c)  The description of the Company's Class A Common Stock,
      $.50 par value per share, included under the heading "Description of Common Stock" on pages 1-3 of the Company's
      Registration Statement on Form 8-A dated February 27, 1984 filed with the Commission on March 1, 1984, and in any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item #4. Description of Securities.

     Not applicable.

Item #5. Interests of Named Experts and Counsel.

     Not applicable.

Item #6. Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets certain standards of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director of officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

     The Company's bylaws provide for the indemnification of any director or officer of the Company against liabilities and litigation expenses arising out of his or her status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy other than a directors' and officers' insurance policy maintained by the Company.

     The Company's articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.

     The Company maintains directors' and officers' liability insurance, under which any controlling person, director or officer of the Company is insured or indemnified against certain liabilities which he or she may incur in his or her capacity as such.

Item #7. Exemption from Registration Claimed.

     Not applicable.


Item #8. Exhibits.

     The following exhibits are filed as a part of this Registration Statement:

Number    Description

4.1       Copy of the 1996 Employee Stock Incentive Plan of Food
          Lion, Inc.

4.2 The Company's Articles of Incorporation, as amended, which is incorporated by reference to Exhibit 3(i) of the Company's Quarterly Report on Form 10-Q for the quarter ended July 4,1981, and Exhibit (4)(a) to Amendment No. 1 to the Company's Registration Statement on Form
          S-3 filed on September 22, 1983

5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the Common Stock being registered

23.1      The consent of Akin, Gump, Strauss, Hauer & Feld,
          L.L.P. (included in its opinion filed as  Exhibit 5.1)

23.2 The consent of Coopers & Lybrand L.L.P., independent accountants of the Company

24.1      Power of Attorney (contained on the signature page hereof)

Item #9. Undertakings.

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities
          Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a)
or   Section 15(d) of the Exchange Act that is incorporated by
reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by
such director, officer or controlling person in   connection with
the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on this 13th day of May, 1996.

                         FOOD LION, INC.
                        By:  Tom E. Smith
                          Tom E. Smith
              Chairman of the Board, President and
                     Chief Executive Officer

                        POWER OF ATTORNEY

     Each officer or director whose signature appears below hereby appoints Dan A. Boone and Carol Herndon, or either of them, his or her true and lawful attorney-in-fact to sign on his or her behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement which said attorney-in-fact may deem appropriate or necessary.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 1996.


Date:May 13, 1996             By   Tom E. Smith
                                   Tom E. Smith
                                   Chairman of the Board,
                                   President, Chief Executive
                                   Officer and Director

Date:May 13, 1996             By   Pierre-OlivierBeckers
                                   Pierre-Olivier Beckers
                                   Director

Date:May 13, 1996             By   Dan A. Boone
                                   Dan A. Boone
                                   Vice President of Finance,
                                   Chief Financial Officer,
                                   Principal Financial
                                   Officer

Date:May 13, 1996             By   Jacqueline K.Collamore
                                   Dr. Jacqueline K. Collarmore
                                   Director



Date: May 13,1996              By  Jean-Claude Coppieters 't Wallant
                                   Jean-Claude Coppieters 't Wallant
                                   Director

Date: May 13, 1996           By   William G. Ferguson
                                  William G. Ferguson
                                  Director

Date:May 13, 1996            By   Bernard Franklin
                                  Dr. Bernard Franklin
                                  Director

Date:May 13, 1996            By   Joseph C. Hall
                                  Joseph C. Hall
                                  Director

Date:May 13, 1996            By   Carol Herndon
                                  Carol Herndon
                                  Corporate Controller and
                                  Director of Accounting

Date:May 13, 1996            By   Margaret H. Kluttz
                                  Margaret H. Kluttz
                                  Director

Date:May 13, 1996            By   Philippe Stroobant
                                  Philippe Stroobant
                                  Director

Date: May 13, 1996           By   Gui de Vaucleroy
                                  Gui de Vaucleroy
                                  Director


                          EXHIBIT INDEX
                               to
              Registration Statement on Form S-8 of
                         Food Lion, Inc.

                                                                 Sequential
Exhibit No.   Description                                         Page No.
4.1           Copy of the 1996 Employee  Stock Incentive Plan of
              Food Lion, Inc.

4-2           The Company's Articles of Incorporation                    *

5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the Common Stock being registered

23.1         The consent of Akin, Gump, Strauss, Hauer & Feld,L.L.P.
             (included in Exhibit 5.1)

23.2 The consent of Coopers & Lybrand L.L.P., independent accountants of the Company

24.1         Power of Attorney (contained on the signature page hereof)

*Incorporated by reference